               Section 240.14a-101  Schedule 14A.
          Information required in proxy statement.
                 Schedule 14A Information
   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934
                        (Amendment No.  )
Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                         OMNICARE, INC.
..................................................................
     (Name of Registrant as Specified In Its Charter)


..................................................................
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11

     (1) Title of each class of securities to which transaction applies:


     ............................................................

     (2) Aggregate number of securities to which transaction applies:


     .......................................................

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


     .......................................................

     (4) Proposed maximum aggregate value of transaction:


     .......................................................

     (5)  Total fee paid:


     .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:


          .......................................................

          (2) Form, Schedule or Registration Statement No.:


          .......................................................

          (3) Filing Party:


          .......................................................

          (4) Date Filed:


          .......................................................

                               [OMNICARE LOGO]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 19, 2003

    The Annual Meeting of Stockholders of Omnicare, Inc. (the 'Company') will be held at the Northern Kentucky Convention Center, One West RiverCenter Boulevard, Covington, Kentucky, on Monday, May 19, 2003 at 10:00 a.m. The purpose of the Annual Meeting is to consider and act upon:

    (1)  the election of directors;

    (2) the ratification of the selection of PricewaterhouseCoopers LLP as independent accountants of the Company; and

    (3)  any other business as may properly be brought before the meeting.

    Stockholders of record at the close of business on March 28, 2003 are entitled to notice of, and to vote at, the meeting and any adjournments thereof.

    Whether or not you plan to attend the meeting, please sign and date the enclosed proxy and mail it in the enclosed envelope at your earliest convenience. No postage is required if it is mailed in the United States.

                                           By Order of the Board of Directors

                                                  CHERYL D. HODGES
                                                  Secretary

Covington, Kentucky
April 11, 2003

YOUR VOTE IS IMPORTANT! TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING, PLEASE TAKE A MOMENT TO SIGN, DATE AND PROMPTLY MAIL YOUR PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                                 OMNICARE, INC.
                         100 EAST RIVERCENTER BOULEVARD
                           COVINGTON, KENTUCKY 41011
               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

    This Proxy Statement is furnished to stockholders in connection with the solicitation by the Board of Directors of Omnicare, Inc. (the 'Company') of proxies to be used at the Annual Meeting of Stockholders of the Company to be held on May 19, 2003, and any adjournment thereof ('Annual Meeting'). Stockholders of record as of the close of business on March 28, 2003 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof. As of such date, the Company had outstanding 94,684,778 shares of its Common Stock, par value $1 per share ('Common Stock'), having one vote per share.

    To constitute a quorum at the Annual Meeting, the presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary. Shares represented by proxies received by the Company will be counted as present at the Annual Meeting for the purpose of determining the existence of a quorum, regardless of how or whether such shares are voted on a specific proposal. Abstentions will be treated as votes cast on a particular proposal as well as shares present at the Annual Meeting. Where nominee stockholders are not permitted to vote on a specific issue because they did not receive specified instructions on the specific issue from the beneficial owners of the shares ('Broker Nonvotes'), such Broker Nonvotes will be treated as not present at the meeting for purposes of calculating the results of the vote on the specific issue. Accordingly, abstentions and Broker Nonvotes have the effect of a negative vote on any proposal where the vote required to pass the proposal is a percentage of the outstanding shares, but only abstentions have the effect of a negative vote when the vote required to pass a proposal is a percentage of the shares present at the Annual Meeting. Shares represented by properly executed proxies received in the accompanying form will be voted in accordance with the instructions contained therein. In the absence of contrary instructions, such shares will be voted (1) to elect as directors the 10 persons named below; and
(2) to ratify the selection of PricewaterhouseCoopers LLP as independent accountants of the Company for 2003. A proxy may be revoked at any time prior to its exercise by the execution of a proxy signed at a later date or by the giving of written notice of revocation to the Secretary of the Company. A revocation during the Annual Meeting will not affect any vote previously taken.

    This Proxy Statement and the accompanying proxy were first mailed to stockholders on or about April 11, 2003.

                             ELECTION OF DIRECTORS

    Currently the number of directors of the Company is 12. At its March 2003 meeting, the Board of Directors elected to reduce the number of directors from 12 to 10. Messrs. Timothy E. Bien, Senior Vice President -- Professional Services and Purchasing of Omnicare, Inc., and Kevin J. McNamara, President and Chief Executive Officer and a director of Chemed Corporation, both currently directors, are not standing for re-election. Directors are to be elected to serve until the following annual meeting of stockholders and until their respective successors are duly elected and qualified. Set forth below are the names of the persons to be nominated by the Board of Directors, together with a description of each person's principal occupation during at least the past five years and other pertinent information. Each of the nominees for election as a director is currently a director of the Company.

    No person may be nominated for election as a director unless written notice of intention to nominate such person (which notice shall contain the prospective nominee's name, address and occupation) has been given to the Chairman, the President or the Secretary of the Company by a stockholder entitled to notice of, and to attend, a meeting of stockholders at which directors are to be elected, not later than 15 business days before such meeting.

    Unless authority is withheld for individual nominees or all nominees, it is intended that the shares represented by each proxy will be voted for the nominees listed below. The Company anticipates that all nominees listed in this Proxy Statement will be candidates when the election is held. However, if for any reason any nominee is not a candidate at that time, proxies will be voted for a substitute nominee designated by the Board of Directors and for the remaining nominees (except where a proxy withholds authority with respect to the election of directors). The ten nominees receiving the greatest number of votes at the Annual Meeting will be elected directors

                                    NOMINEES

EDWARD L. HUTTON ..........  Mr. Hutton is Chairman of the Company and has held this
Director since 1981            position since May 1981. Additionally, he is Chairman and
Age: 83                        a director of Chemed Corporation, Cincinnati, Ohio (a
                               diversified public corporation with interests in plumbing
                               and drain cleaning services, as well as major appliance
                               and heating and ventilation and air conditioning repair
                               services) (hereinafter 'Chemed') and has held these
                               positions since November 1993 and April 1970,
                               respectively. Previously, he was President and Chief
                               Executive Officer of Chemed, positions he had held from
                               April 1970 to November 1993, and was Chairman and Chief
                               Executive Officer of Chemed from November 1993 until May
                               2001.

JOEL F. GEMUNDER ..........  Mr. Gemunder is President and Chief Executive Officer of the
Director since 1981            Company and has held these positions since May 1981 and
Age: 63                        May 2001, respectively. Mr. Gemunder was an Executive Vice
                               President of Chemed and Group Executive of its Health Care
                               Group from May 1981 through July 1981 and a Vice President of Chemed from 1977 until May 1981. Mr. Gemunder is a
                               director of Chemed and Ultratech Stepper, Inc. (a
                               manufacturer of photo-lithography equipment for the
                               computer industry).

CHARLES H. ERHART, JR. ....  Mr. Erhart retired as President of W.R. Grace & Co.,
Director since 1981            Columbia, Maryland (international specialty chemicals,
Age: 77                        construction and packaging) (hereinafter 'Grace') in
                               August 1990. He had held this position since July 1989.
                               From November 1986 to July 1989, he was Chairman of the
                               Executive Committee of Grace. From May 1981 to November
                               1986, he served as Vice Chairman and Chief Administrative
                               Officer of Grace. Mr. Erhart is a director of Chemed.

DAVID W. FROESEL, JR. .....  Mr. Froesel is Senior Vice President and Chief Financial
Director since 2000            Officer of the Company and has held these positions since
Age: 51                        March 1996. From May 1993 to February 1996, Mr. Froesel
                               was Vice President of Finance and Administration at
                               Mallinckrodt Veterinary, Inc., a subsidiary of
                               Mallinckrodt, Inc. From July 1989 to April 1993 he was
                               worldwide Corporate Controller of Mallinckrodt Medical,
                               Inc., a subsidiary of Mallinckrodt, Inc.

CHERYL D. HODGES ..........  Ms. Hodges is Senior Vice President and Secretary of the
Director since 1992            Company and has held these positions since February 1994.
Age: 51                        From August 1986 to February 1994, she was Vice President
                               and Secretary of the Company. From August 1982 to August
                               1986, she served as Vice President -- Corporate and
                               Investor Relations. Ms. Hodges has also served as a
                               director of the Company for four prior terms: 1984 - 85;
                               1986 - 87; 1988 - 89; and 1990 - 91.

PATRICK E. KEEFE ..........  Mr. Keefe is Executive Vice President -- Operations of the
Director since 1993            Company and has held this position since February 1997.
Age: 57                        Previously, he was Senior Vice President -- Operations
                               since February 1994. From April 1993 to February 1994, he
                               was Vice President -- Operations of the Company. From
                               April 1992 to April 1993, he served as Vice
                               President -- Pharmacy Management Programs of Diagnostek,
                               Inc., Albuquerque, New Mexico (mail-service pharmacy and
                               health care services) (hereinafter 'Diagnostek'). From
                               September 1990 to April 1992, Mr. Keefe served as
                               President of HPI Health Care Services, Inc. (hereinafter
                               'HPI'), a subsidiary of Diagnostek that was acquired from
                               the Company in August 1989. From August 1984 to September
                               1990, he served as Executive Vice President of HPI.

SANDRA E. LANEY ...........  Ms. Laney is Chairman and Chief Executive Officer of Cadre
Director since 1987            Computer Resources Co., Cincinnati, Ohio (network security
Age: 59                        services), positions she has held since September 2001.
                               Previously she served as Executive Vice President and
                               Chief Administrative Officer of Chemed from May 2001 and
                               May 1991, respectively, until March 2003. From November
                               1993 until May 2001 she held the position of Senior Vice
                               President of Chemed. From May 1984 to November 1993, she
                               was a Vice President of Chemed. Ms. Laney is a director of
                               Chemed.

ANDREA R. LINDELL, ........  Dr. Lindell is Dean and Professor in the College of Nursing
DNSc, RN                       at the University of Cincinnati, a position she has held
Director since 1992            since December 1990. Dr. Lindell is also Associate Senior
Age: 59                        Vice President and Vice-Provost for the Medical Center at
                               the University of Cincinnati, positions she has held since
                               July 1998 and May 2002, respectively. From September 1994
                               to June 2002 she also held an additional position as
                               Interim Dean of the College of Allied Health Sciences at
                               the University of Cincinnati. From August 1981 to August
                               1990, Dr. Lindell served as Dean and a Professor in the
                               School of Nursing at Oakland University, Rochester,
                               Michigan. In addition, from September 1977 until August
                               1981 Dr. Lindell also held the position of Chair,
                               Department of Nursing with the University of New
                               Hampshire, Durham, New Hampshire.

SHELDON MARGEN, M.D. ......  Dr. Margen is a Professor Emeritus in the School of Public
Director since 1983            Health, University of California, Berkeley, a position he
Age: 83                        has held since May 1989. He had served as a Professor of
                               Public Health at the University of California, Berkeley,
                               since 1979.

JOHN H. TIMONEY ...........  Mr. Timoney is a retired executive of Applied Bioscience
Director since 2000            International Inc. (research organization serving the
Age: 69                        pharmaceutical and biotechnology industries) ('Applied
                               Bioscience'), at which he held a number of positions from
                               1986 through 1996. From December 1995 through September
                               1996, he was Chief Executive Officer of Clinix
                               International, Inc., a wholly owned subsidiary of Applied
                               Bioscience. From June 1992 to September 1996, Mr. Timoney
                               was Senior Vice President of Applied Bioscience. From
                               September 1986 through June 1992, he was Vice President,
                               Chief Financial Officer, Secretary and Treasurer of
                               Applied Bioscience. In addition, from September 1986
                               through June 1995 he was a director of Applied Bioscience.
                               Mr. Timoney has also held financial and executive
                               positions with IMS Health Incorporated (market research
                               firm serving the pharmaceutical and health care
                               industries), Chemed and Grace.

                      COMMITTEES AND MEETINGS OF THE BOARD

    The Board of Directors of the Company has a Compensation and Incentive Committee, an Audit Committee, a Nominating Committee and an Executive Committee.

    The Compensation and Incentive Committee makes recommendations to the Board of Directors concerning (a) salary and incentive compensation payable to officers and certain other key employees of the Company, (b) establishment of incentive compensation plans and programs generally, (c) additional year-end contributions by the Company under the Company's Employees' Savings and Investment Plan and (d) adoption and administration of certain employee benefit plans and programs. In addition, the Compensation and Incentive Committee administers the Company's stock-based incentive plans under which it makes determinations concerning the grant of stock options and stock awards to key employees of the Company. The Compensation and Incentive Committee consists of Doctors Margen (Chairman) and Lindell and Mr. Erhart. The Compensation and Incentive Committee met on six occasions during 2002.

    The Audit Committee (a) recommends to the Board of Directors a firm of independent accountants to audit the Company's consolidated financial statements, (b) reviews and reports to the Board of Directors on the Company's annual financial statements and the independent accountants' report on such financial statements, (c) meets with the Company's senior financial officers, internal auditors and independent accountants to review audit plans and other matters regarding the Company's accounting, financial reporting and internal control systems and (d) assists the Board of Directors in monitoring compliance by the Company with legal and regulatory requirements. The Audit Committee Charter, adopted by the Board and included as Appendix A to the Company's 2001 Proxy Statement, more specifically sets forth the duties and responsibilities of the Audit Committee. The Audit Committee consists of Messrs. Erhart (Chairman) and Timoney, Ms. Laney and Dr. Lindell. The Audit Committee met on six occasions during 2002.

    The Nominating Committee (a) recommends to the Board of Directors the candidates for election to the Board of Directors to fill newly created directorships and to replace directors who are not standing for election at each Annual Meeting of Stockholders of the Company, (b) recommends to the Board of Directors candidates for election by the Board of Directors to fill director vacancies and (c) considers director candidates submitted by directors, officers and stockholders. The Nominating Committee consists of Messrs. Erhart (Chairman) and Timoney and Dr. Margen. The Nominating Committee met on one occasion during 2002.

    The Executive Committee is empowered to act for the full Board in intervals between Board meetings, with the exception of certain matters that by law or the Company's By-Laws may not be delegated. The Committee meets as necessary, and all actions by the committee are reported at the next Board of Directors meeting. The Executive Committee consists of Messrs. Hutton (Chairman), Erhart, Gemunder and Keefe. The Executive Committee met on four occasions during 2002.

    During 2002, there were nine meetings of the Board of Directors and each director attended at least 75% of the aggregate of (a) the total number of meetings held by the Board of Directors during the period for which he or she has been a director and (b) the total number of meetings held by all Committees of the Board of Directors during the period for which he or she served.

                           REMUNERATION OF DIRECTORS

    Each non-employee director is paid a $20,000 annual retainer fee (payable at the director's election in cash or restricted stock). Each non-employee director is also granted an annual restricted stock award having a value of $20,000 that vests in one installment on the third anniversary of the date of grant. In addition, non-employee directors who are the Chairman of one or more Committees of the Board (except for the Executive Committee) receive an additional $15,000 retainer fee, and directors who are members of one or more Committees of the Board, but not the Chairman of any, receive an additional $10,000 retainer fee (in each case payable at the director's election in cash or restricted stock that vests as described above). During 2002, each member of the Board of Directors was granted an annual unrestricted stock award covering 400 shares of Common Stock. During 2002, Mr. Erhart received an additional annual fee of $8,000. Such fee was paid in lieu of stock options granted to directors in previous years. Mr. Erhart was a member of the Compensation and Incentive Committee of either the Company or an affiliated company on the dates of such grants and thus was ineligible to participate.

                             EXECUTIVE COMPENSATION

    The following table sets forth information concerning the compensation of the Company's most highly compensated executive officers (the 'named executives') for services to the Company and its subsidiaries during 2002, 2001 and 2000.

                           SUMMARY COMPENSATION TABLE

                                                                                     LONG-TERM
                                                ANNUAL COMPENSATION                 COMPENSATION
                                         ----------------------------------   ------------------------
                                                                                       AWARDS
                                                                              ------------------------
                                                                                           # OF SHARES
                                                                              RESTRICTED   UNDERLYING     ALL OTHER
  NAME AND PRINCIPAL POSITIONS    YEAR     SALARY       BONUS      OTHER(1)    STOCK(2)      OPTIONS     COMPENSATION
  ----------------------------    ----     ------       -----      --------    --------      -------     ------------
E.L. Hutton.....................  2002   $  318,500   $  231,125   $38,152    $  392,612     200,000      $1,831,571(3)
 Chairman                         2001      389,958      316,125    38,038     1,693,998     210,000       1,154,575
                                  2000      475,000      441,125    38,807     2,244,225     255,000       2,070,115

J.F. Gemunder...................  2002    1,133,333    2,289,407    81,991     5,500,006     555,682          97,167(4)
 President and Chief              2001      950,000    1,289,216    68,828     3,629,998     395,366          80,617
 Executive Officer                2000      900,000      588,800    69,913     2,947,529     328,430         878,179

P.E. Keefe......................  2002      363,500      354,067    13,050     1,314,263     120,000          32,316(4)
 Executive Vice President --      2001      325,000      274,012    12,960     1,001,009     105,000          30,443
 Operations                       2000      287,500      173,913    13,129       861,129     100,000         178,452

D.W. Froesel, Jr. ..............  2002      348,500      408,114     7,527     1,177,685     120,000          91,070(4)
 Senior Vice President and        2001      310,000      283,092     7,485       858,002     105,000          69,799
 Chief Financial Officer          2000      285,000      143,042     7,589       720,929      85,000         222,944

C.D. Hodges.....................  2002      282,083      265,265     4,884     1,026,791     101,192          24,172(4)
 Senior Vice President and        2001      250,000      180,252     4,858       769,131      86,188          20,127
 Secretary                        2000      226,000       85,222     4,928       657,114      70,674         272,641

---------

(1) These amounts represent payments made to the executive officer as required to offset the tax liability associated with premiums paid by the Company on behalf of the officer under split dollar life insurance policies.

(2) Under the Company's stock award program, restricted shares of Common Stock were issued as incentive compensation for services rendered during 2002 to the named executives and other key employees. Restricted shares vest generally in seven annual installments as determined by the Compensation and Incentive Committee with a greater proportion vesting in the latter years. If the recipient's employment terminates due to death, disability, or retirement under a retirement plan of the Company, or change in control of the Company occurs, the restrictions terminate. Otherwise, in the event of termination of employment, unvested shares are generally forfeited. Recipients receive dividends on the awarded shares. Restricted stock awards were granted in March 2003 for services rendered during 2002 as incentive compensation having a grant date value in the amount shown on the table. The numbers of restricted shares granted in March 2003 to the named executives are as follows: Mr. Hutton -- 15,549 shares; Mr. Gemunder -- 217,822 shares; Mr. Keefe -- 52,050 shares; Mr. Froesel -- 46,641 shares; and Ms.
     Hodges -- 40,665 shares. As of December 31, 2002, the number and value of the aggregate restricted stock holdings of the named executives were: Mr. Hutton -- 470,705 shares or $11,216,900; Mr. Gemunder -- 716,293 shares or $17,069,262;
     Mr. Keefe -- 211,061 shares or $5,029,584; Mr.
     Froesel -- 168,430 shares or $4,013,687; and Ms.
     Hodges -- 158,459 shares or $3,776,078.

(3) Mr. Hutton does not participate in the Company's tax-qualified pension plans. Of this amount, $1,500,000 represents the Company's contribution under a deferred compensation arrangement, which is designed to provide him retirement benefits comparable to other executives. Such deferred amounts accrue interest at market rates and are paid in future years. This amount also includes $331,571 paid to Mr. Hutton, which payment reflects the economic value of the benefit that would have vested in 2002 for his account if he had been eligible to participate in the Company's 2002 Supplemental Benefit Plan described at page 8.


                                              (footnotes continued on next page)

(footnotes continued from previous page)

(4) This amount includes the dollar value of shares of Common Stock allocated to the named executives' accounts in the Company's Employee Stock Ownership Plan (the 'ESOP') which are attributable to the Company's contributions to the ESOP. Participants are entitled to receive the fully vested shares allocated to their accounts upon death, disability, retirement or termination of employment. To the extent benefits under the ESOP are otherwise limited by provisions of the Internal Revenue Code, the Company's Excess Benefits Plan provides that the Company will provide from its general funds a benefit to an employee equal to the benefit which would have been provided but for the limitations of the Internal Revenue Code. The benefits shown include those provided under the Excess Benefits Plan. For 2002, the numbers of shares attributable to these plans and the dollar values thereof included in the table for each named executive are as follows: Mr. Gemunder -- 3,134 shares or $77,160; Mr. Keefe -- 789 shares or $18,958; Mr.
     Froesel -- 734 shares or $17,086; and Ms. Hodges -- 643 shares or $15,297. This column also includes (a) life insurance premiums paid by the Company (Mr.
     Gemunder -- $2,190; Mr. Keefe -- $1,200; Mr.
     Froesel -- $1,205; and Ms. Hodges -- $1,021); (b) the present value to the recipient of future benefits derived from premium payments made by the Company for the benefit of the recipient under a split dollar life insurance policy, which provides for the refund of premiums to the Company upon termination of the policy (unrelated to term life insurance coverage) (Mr. Gemunder -- $17,817; Mr. Keefe -- $12,158; Mr. Froesel -- $10,861; and Ms. Hodges -- $7,854);
     and (c) as to Mr. Froesel, also includes $61,918 which the Company credited to a deferred account established for him in lieu of his participation in the Company's pension plan.

STOCK OPTIONS

    The following table sets forth information regarding stock options granted to the named executives during 2002.

                             OPTION GRANTS IN 2002

                                             INDIVIDUAL GRANTS
                              ------------------------------------------------
                                           PERCENT OF
                                             TOTAL                                POTENTIAL REALIZABLE VALUE
                              NUMBER OF     OPTIONS                                AT ASSUMED ANNUAL RATES
                                SHARES     GRANTED TO                            OF STOCK PRICE APPRECIATION
                              UNDERLYING   EMPLOYEES    EXERCISE                     FOR OPTION TERM ($)
                               OPTIONS     IN FISCAL      PRICE     EXPIRATION   ----------------------------
            NAME               GRANTED        YEAR      ($/SHARE)      DATE           5%             10%
            ----               -------        ----      ---------      ----           --             ---
E.L. Hutton.................    200,000(1)     9.6%      $27.02      05/20/12     $3,398,547     $ 8,612,584

J.F. Gemunder...............    550,000(1)    26.5        27.02      05/20/12      9,346,003      23,684,607
                                  1,362(2)      --        20.75      02/07/12         17,774          45,042
                                  1,238(2)      --        27.80      05/07/12         21,644          54,851
                                  1,568(2)      --        21.98      08/08/12         21,675          54,928
                                  1,514(2)      --        22.08      11/06/12         21,023          53,277

P.E. Keefe..................    120,000(1)     5.8        27.02      05/20/12      2,039,128       5,167,551

D.W. Froesel, Jr. ..........    120,000(1)     5.8        27.02      05/20/12      2,039,128       5,167,551

C.D. Hodges.................    100,000(1)     4.8        27.02      05/20/12      1,699,273       4,306,292
                                    300(2)      --        20.75      02/07/12          3,915           9,921
                                    254(2)      --        27.80      05/07/12          4,441          11,254
                                    326(2)      --        21.98      08/08/12          4,506          11,420
                                    312(2)      --        22.08      11/06/12          4,332          10,979

---------

(1) All such options were granted on May 20, 2002, provide for the purchase of shares of Common Stock at a price equal to the fair market value on the date of grant, become exercisable in four equal annual installments commencing one year from the date of grant, and expire 10 years after date of grant unless previously exercised.

                                              (footnotes continued on next page)

(footnotes continued from previous page)

(2) Such options were granted on February 7, May 7, August 8 and November 6, 2002, respectively, and were granted in connection with the Company's broad-based employee stock purchase program. These options provide for the purchase of shares of Common Stock at a price equal to the fair market value on the date of grant, become exercisable in full four years from the date of grant (provided the optionee has held certain related shares of Common Stock purchased under the program for a minimum of two years), and expire 10 years from the date of grant unless previously exercised.


                              -------------------

    The following table sets forth information regarding stock options exercised by the named executives during 2002 and the value of unexercised options held by the named executives as of December 31, 2002.

                    AGGREGATED OPTION EXERCISES IN 2002 AND
                         FISCAL YEAR-END OPTION VALUES

                                                         NUMBER OF SHARES
                                                            UNDERLYING               VALUE OF UNEXERCISED
                        NUMBER OF                     UNEXERCISED OPTIONS AT        IN-THE-MONEY OPTIONS AT
                         SHARES                           FISCAL YEAR-END             FISCAL YEAR-END ($)
                       ACQUIRED ON      VALUE       ---------------------------   ---------------------------
        NAME            EXERCISE     REALIZED ($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
        ----            --------     ------------   -----------   -------------   -----------   -------------
E.L. Hutton..........    20,285        $195,876        493,465        642,500     $ 1,864,857    $2,981,158
J.F. Gemunder........        --              --      1,968,000      1,369,478      15,364,501     5,468,381
P.E. Keefe...........        --              --        274,250        294,250       1,321,357     1,104,866
D.W. Froesel, Jr. ...        --              --        215,500        279,500         999,895       978,620
C.D. Hodges..........        --              --        280,013        238,804       1,708,771       861,810

PENSION PLAN

    The Company has a non-qualified pension plan in which the named executives, other than Messrs. Hutton and Froesel, participate. Retirement benefits under the pension plan are calculated on the basis of the executive's earnings during the highest consecutive 60-month period during the executive's last 120 months of employment ('Final Average Compensation') and years of service. Benefits payable under the pension plan are reduced for payments under a prior Company pension plan and are partially reduced for social security benefits. The following table shows the estimated maximum annual retirement benefits payable at normal retirement (age 65) under the pension plan at selected compensation levels after various years of service. Amounts are shown on a 10-year certain and life form, after the applicable reduction for social security benefits.

                               PENSION PLAN TABLE

                                                           YEARS OF SERVICE(2)
        FINAL AVERAGE           --------------------------------------------------------------------------
       COMPENSATION(1)              20              25              30              35              40
       ---------------              --              --              --              --              --
$1,000,000....................  $  291,739      $  364,674      $  437,609      $  512,609      $  587,609
 1,500,000....................     441,739         552,174         662,609         775,109         887,609
 2,000,000....................     591,739         739,674         887,609       1,037,609       1,187,609
 2,500,000....................     741,739         927,174       1,112,609       1,300,109       1,487,609
 3,000,000....................     891,739       1,114,674       1,337,609       1,562,609       1,787,609
 3,500,000....................   1,041,739       1,302,174       1,562,609       1,825,109       2,087,609
 4,000,000....................   1,191,739       1,489,674       1,787,609       2,087,609       2,387,609
 4,500,000....................   1,341,739       1,677,174       2,012,609       2,350,109       2,687,609
 5,000,000....................   1,491,739       1,864,674       2,237,609       2,612,609       2,987,609
 5,500,000....................   1,641,739       2,052,174       2,462,609       2,875,109       3,287,609

                                                        (footnotes on next page)

(footnotes from previous page)

(1) For purposes of the pension plan, such compensation generally includes base salary and incentive compensation, which for the named executives are set forth in the 'Salary' and 'Bonus' columns of the Summary Compensation Table, as well as the value of stock awards vesting during the year. Covered compensation for 2002 for Messrs. Gemunder and Keefe and Ms. Hodges was $4,471,453, $1,266,125 and $951,647
     respectively.
(2) As of December 31, 2002, Messrs. Gemunder and Keefe and Ms. Hodges had 39, 22 and 23 years of service, respectively.


SUPPLEMENTAL BENEFIT PLAN

    The Company's 2002 Supplemental Benefit Plan provides for a fixed annual benefit, payable in the form of a straight life annuity, to each of the named executives, commencing at the later of the participant's 65th birthday or seven years of credited service after January 1, 2001. The annual benefit for each named executive, assuming seven years of credited service, is: Mr.
Gemunder -- $287,298; Mr. Keefe -- $91,415; Mr. Froesel -- $160,113; and Ms.
Hodges -- $100,940. The annual benefit would be reduced by approximately 14.96% for each year of service less than seven. At December 31, 2002, each named executive had two years of credited service under the plan.

EMPLOYMENT AGREEMENTS

    The Company has entered into employment agreements with certain of its executive officers. Mr. Gemunder's employment agreement provides for his continued employment as President of the Company through August 3, 2008, subject to earlier termination under certain circumstances, at his base salary as last set by the Board of Directors, as well as participation in incentive compensation plans, stock incentive plans and other employee benefit plans. The agreement also provides for his continued nomination as a director of the Company. In the event of termination without cause or a material reduction in authority or responsibility, the agreement provides that Mr. Gemunder will receive severance payments equal to 150% of his then-current base salary, the amount of incentive compensation most recently paid or approved in respect of the previous year and the fair market value of all stock awards which have vested during the 12 months prior to termination ('Covered Compensation') for the balance of the term of the agreement. The provisions of Ms. Hodges' employment agreement are essentially identical to those of Mr. Gemunder, except that her agreement provides for her nomination as a director no less frequently than bi-annually. Mr. Keefe is employed under an agreement that is also essentially identical to that of Mr. Gemunder, except that director nomination is not stipulated and severance payments resulting from the conditions described above would equal 100% of Covered Compensation. Mr. Froesel is employed under an agreement with a term expiring on March 3, 2005, except that the agreement automatically renews at that time for a three-year period unless advance notice of termination is given by either party. In the event the Company were to terminate Mr. Froesel's employment on account of a change of control of the Company, he would be entitled to be paid his then-current base salary and cash bonus compensation for the then-remaining term of the agreement, plus an additional two-year period, subject to certain limitations specified in the agreement.

                    REPORT OF THE COMPENSATION AND INCENTIVE
                      COMMITTEE ON EXECUTIVE COMPENSATION

    The Company believes that executive compensation should be directly and materially linked to the financial and operating performance of the Company and increases in stockholder value. The Company's executive compensation program includes base salary, annual incentive compensation, and long-term incentive compensation (in the form of stock options and restricted stock awards) and various benefit plans (including pension plans, savings plans and medical benefits generally available to salaried employees of the Company).

    The executive compensation program is administered by the Compensation and Incentive Committee of the Board of Directors. The Committee is comprised solely of outside directors (i.e., individuals who are not employees of the Company). The Committee is responsible for the review, approval and recommendation to the Board of Directors of matters concerning base salary, annual cash incentive compensation and benefits for key executives of the Company. Recommendations made by the Committee must be approved by the full Board of Directors. The Committee also administers the Company's stock incentive plans under which it reviews and makes grants of stock options and restricted stock awards. The Committee may use, subject to the provisions of the Company's compensation plans, its discretion to set executive compensation where, in its judgment, external, internal or individual circumstances warrant.

BASE SALARY AND ANNUAL INCENTIVE OPPORTUNITY

    In determining base salary levels, the Committee considers the executive's responsibilities, experience, performance and specific issues particular to the Company. The Committee also considers the compensation practices and performances of other companies that are likely to compete with the Company for executive talent. In general, base salaries are set at levels believed by the Committee to be sufficient to attract and retain qualified executives when considered with other components of the Company's compensation program.

    Annual incentive compensation provides a direct financial incentive to executives, in the form of an annual bonus, to achieve their business unit's and the Company's annual goals. The Committee believes that bonuses as a percent of an executive's salary should be sufficiently high to provide a major incentive for achieving annual performance targets.

    At the beginning of each fiscal year, financial and operational goals are established, which generally take into account such measures of performance as sales and earnings growth, profitability, cash flow and return on investment. Non-financial measures of performance used by the Committee in determining the annual cash bonus award include organizational development, product or service expansion and strategic positioning of the Company's assets. Specific relative weights are not assigned to each performance factor, since the relative importance of each factor varies depending upon the executive's specific job responsibilities. Instead, each individual compensation decision is made on a case-by-case basis and will ultimately depend upon the judgment of the Committee. However, when determining the annual bonus of the executive officers listed in the Summary Compensation Table (the 'named executives'), the Committee acts within the parameters provided for in the Annual Incentive Plan for Senior Executives, approved by stockholders on May 20, 1996 and re-approved on May 21, 2001. Under that plan, the amount of the annual cash bonus for 2002 was dependent on the Company's pretax income for 2002, before adjustments for the cumulative effect of accounting changes and special charges, reaching certain target levels established at the beginning of the year.

LONG-TERM INCENTIVE COMPENSATION

    The stock option and restricted stock program forms the basis of the Company's long-term incentive plan for executives. This program seeks to align executive and long-term stockholder interests by creating a strong and direct link between executive compensation and stockholder return.

    Stock options and restricted stock awards are granted annually and are generally the primary incentive for long-term performance as they are granted at or above fair market value and have vesting restrictions which generally lapse over four to seven-year periods. The Committee considers each grantee's current stock option and award holdings in making such grants. Both the amounts of restricted stock awards and the proportion of stock options increase as a function of higher salary and position of responsibility within the Company.

    For the named executives, the restricted share awards for 2002 under the 1992 Long-Term Stock Incentive Plan were dependent upon the growth of the Company's earnings per share, before the cumulative effect of accounting changes and special charges, for fiscal year 2002 meeting certain thresholds established at the beginning of the year.

POLICY ON DEDUCTIBILITY OF COMPENSATION

    Section 162(m) limits to $1,000,000 the amount that may be deducted by a publicly held company for compensation paid each year to each of its five most highly paid executive officers. Federal law excludes compensation from the $1,000,000 limit if it is paid under specified conditions, including that the compensation is based on performance goals determined by a committee of 'outside' directors and approved by the Company's stockholders. The Annual Incentive Plan for Senior Executive Officers, approved by stockholders on May 20, 1996 (and re-approved on May 21, 2001), and amendments to the 1992 Long-Term Stock Incentive Plan, approved by stockholders on May 19, 1997 (and re-approved on May 20, 2002), brought the plans into compliance with Section 162(m) relating to performance-based compensation. The Committee's present intention is to comply in the future with Section 162(m) unless the Committee believes that such compliance would not be in the best interests of the Company and its stockholders.

STOCK OWNERSHIP GUIDELINES

    Historically, the Company has encouraged the ownership of Company stock in a number of ways. For example, a broad group of employees, including all members of senior management, are paid a significant portion of their annual incentive compensation in the form of restricted stock. In addition, periodic stock option grants are made to key employees, including senior management. Non-employee directors of the Company are paid 50 percent of their annual retainer fees in the form of restricted stock with the option to receive all such fees in such stock, and all directors receive annual unrestricted stock awards. All employees of the Company are provided the opportunity to own Company stock through various benefit programs, such as the Company's 401(k) Plan and the Omnicare StockPlus Program, a broad-based employee stock purchase and stock option program.

    In order to further encourage executive stock ownership, the Company adopted stock ownership guidelines in February 2002 to encourage each executive to achieve and maintain an appropriate ownership stake in the Company. The ownership levels are based on a multiple of base salary, ranging from a goal of five times base salary for the President and Chief Executive Officer and from one to three and one-half times for other officers. Mr. Gemunder has met the established guidelines. Until an executive has reached his or her target ownership, he or she will be required to hold 50%, in the case of officers other than vice presidents, and 20% in the case of vice presidents, of the after-tax number of shares acquired by the executive upon the exercise of stock options or the vesting of restricted stock awards.

COMPENSATION OF THE COMPANY'S PRESIDENT AND CHIEF EXECUTIVE OFFICER

    In determining Mr. Gemunder's overall compensation and each component thereof, the Committee took into consideration the report of Compensation Strategies, Inc., independent professional compensation consultants, and the financial measures cited above. Mr. Gemunder's salary was increased to $1,150,000 on February 1, 2002 from the $950,000 that had been his base salary since July 1, 2000. This increase was based on a survey performed by The Hay Group, then outside compensation consultants to the Company.

    In determining incentive compensation for the Company's executives, including Mr. Gemunder, the Committee reviewed the reports and recommendations of Compensation Strategies, Inc., as well as the Company's performance, particularly in view of the challenging business environment in 2002. In addition, after a nearly three-year hiatus in making acquisitions, the Company completed the acquisition of American Pharmaceutical Services, Inc. ('APS') and successfully integrated APS into Omnicare's institutional pharmacy business, realizing anticipated economies of scale and cost savings on time and at targeted levels. The Company experienced strong earnings growth in 2002, the product of solid sales growth leveraged by the cost reduction and productivity enhancement initiatives implemented during the 1999-2000 and 2001-2002 periods and the successful integration of APS. Additionally, the Company continued to strengthen its balance sheet in 2002 and enhance its cash flow from operations, which reached a record level in 2002. Based on the strength of its cash flow, in 2002 the Company was able to pay down $120 million of bank debt, which amount exceeded the amount paid for APS in January 2002.

Moreover, in January 2003, Omnicare completed the acquisition of NCS HealthCare, Inc. ('NCS'), the fourth largest institutional pharmacy in the United States. A long and hard-fought legal battle for NCS was won owing to the disciplined yet determined efforts led by Mr. Gemunder to successfully complete this acquisition, which is expected to be accretive to Omnicare in 2003 and beyond. In determining Mr. Gemunder's compensation, the Committee also considered the Company's performance versus its competitors, the fact that stock-based awards in particular should provide substantial incentive to Mr. Gemunder to achieve the long-term goals of the Company, and the advice of its consultants. Compensation Strategies, Inc. has concluded that Mr. Gemunder's overall compensation in 2002 was representative of the Company's current marketplace, and reflects the Company's strong financial performance and position, particularly in view of the operating environment.

    Annual performance not only drives the payout of the Annual Incentive Plan but it also is used in determining the size of the long-term incentive grant of restricted stock awards. Acknowledging the success the Company has achieved in 2002 over the financial results for 2001, as well as the successes achieved in its acquisition efforts, the Committee recommended a significant overall increase in incentive compensation versus the prior year. The Committee recommended that both the cash portion of incentive compensation and stock-based incentives be increased. In March 2003 the Committee awarded Mr. Gemunder a base cash bonus of $2,200,000 and granted him 217,822 shares of restricted stock for 2002. Such shares vest over a seven-year period with a greater proportion vesting in the later years. In addition, in May 2002, as long-term compensation, Mr. Gemunder was granted options to purchase 550,000 shares of Common Stock at option prices equal to the fair market value at the date of grant.

    The Committee believes that it is key to the Company's success that it primarily motivate and reward Mr. Gemunder for increasing top and bottom line results and for implementing a financial and business strategy that will promote growth and enhance stockholder value. Accordingly, the Committee believes that in granting 2002 incentive compensation it has put in place substantial incentives that most directly align the interest of management with those of the stockholders.

Compensation and Incentive Committee:

   Sheldon Margen, M.D., Chairman
   Andrea R. Lindell, DNSc, RN
   Charles H. Erhart, Jr.

COMPENSATION AND INCENTIVE COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Messrs. E.L. Hutton and J.F. Gemunder, executive officers of the Company, are directors of Chemed. In addition, Mr. Erhart, a member of the Compensation and Incentive Committee, is a director of Chemed.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    The Company subleased offices from Chemed for part of 2002, and during 2002 was also charged for the occasional use of Chemed's corporate aviation department, rent and other incidental expenses based on Chemed's cost. The Company reimburses Chemed for all such services at rates that are essentially equal to those which would have been incurred if the Company had obtained such services from other parties. During 2002, such reimbursements totaled $327,874.

    Sandra E. Laney is a director of the Company and a member of the Company's Audit Committee. Ms. Laney's spouse, D. Michael Laney, is Vice
President -- Management Information Systems of the Company. For services rendered in 2002, the Company paid Mr. Laney $187,913 as salary and $25,595 in bonus and, under the Company's stock award program, awarded him 12,355 shares of restricted common stock with a dollar value of $311,964, which shares vest over seven years with the greater portion vesting in the later years. Mr. Laney receives dividends on the awarded restricted shares. In addition, in 2002, the Company granted Mr. Laney options to purchase 27,964 shares of common stock of the Company at an average option price of $26.88 per share under the Company's 1998 Long-Term Employee Incentive Plan. The options are for a term of 10 years and become exercisable ratably over four years, in the case of 27,000 of such options, and become exercisable in full after four years, in the case of 964 of such options. Mr. Laney is also a participant in the Company's 401(k) Plan and, as such, was credited a Company contribution of 192 shares of Company stock with a dollar value of $4,321 for 2002. Mr. Laney participates in the Company's split dollar insurance program. For 2002, the present value of future benefits derived from premium payments made by the Company for the benefit of Mr. Laney under the split dollar program, which provides for refund of premiums to the Company upon termination of the policy, was $3,981. The Company paid life insurance premiums of $639 for Mr. Laney in 2002. Mr. Laney also participates in the Company's 2002 Supplemental Benefit Plan described at page 8. His annual benefit under the plan, assuming seven years of credited service, is $12,545.

COMPARATIVE STOCK PERFORMANCE

    The following graph compares the cumulative total return for the last five years on a $100 investment (assuming dividend reinvestment) on December 31, 1997 in each of the Company's Common Stock, the Standard & Poor's 500 Stock Index and the OCR Peer Group Index.

                    CUMULATIVE TOTAL STOCKHOLDER RETURN FOR
                    FIVE-YEAR PERIOD ENDED DECEMBER 31, 2002

                            [PERFORMANCE GRAPH]

                                                                DECEMBER 31,
                                            -----------------------------------------------------
                                            1997    1998      1999      2000      2001      2002
                                            ----    ----      ----      ----      ----      ----
Omnicare, Inc.............................  $100   $112.37   $ 39.03   $ 70.82   $ 81.82   $78.67
S&P 500...................................   100    128.58    155.63    141.46    124.65    97.10
OCR Peer Group............................   100     86.62     38.35     64.92     79.50    64.98

    The OCR Peer Group Index includes the following companies: Alterra Healthcare Corp., AmerisourceBergen Corporation, Beverly Enterprises Inc., Genesis Health Ventures Inc., Manor Care, Inc., NCS HealthCare Inc., Parexel International Corp., Pharmaceutical Product Development Inc., PSS World Medical Inc., and Sunrise Assisted Living Inc. The total return calculations reflected in the foregoing graph were performed by Standard & Poor's Compustat Services, Inc.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth information as of December 31, 2002, with respect to the only person known to the Company to beneficially own more than 5% of the shares of its Common Stock:

                                                              NUMBER OF SHARES
                          NAME AND                               AND NATURE
                         ADDRESS OF                            OF BENEFICIAL     PERCENT OF
                      BENEFICIAL OWNER                          OWNERSHIP(a)      CLASS(a)
                      ----------------                          ------------      --------
T. Rowe Price Associates, Inc.  ............................     13,050,716(b)      13.8%
  100 E. Pratt Street
  Baltimore, MD 21202

---------

 (a) Under applicable Securities and Exchange Commission regulations, shares are treated as 'beneficially owned' if a person has or shares voting or dispositive power with respect to the shares or has a right to acquire the shares within 60 days of December 31, 2002. Unless otherwise indicated, sole voting power and sole dispositive power are exercised by the named person. In calculating 'Percent of Class' for a person, shares which may be acquired by the person within such 60-day period are treated as owned by the person and as outstanding shares.

 (b) T. Rowe Price Associates, Inc. ('Price Associates') is an investment adviser that has sole dispositive power with respect to 13,000,210 of the listed shares and sole voting power with respect to 2,016,846 of the shares and neither shared voting nor shared dispositive power with respect to any of the shares. These securities are owned by various individual and institutional investors including T. Rowe Price Mid-Cap Growth Fund, Inc. (which owns 5,100,000 shares, representing 5.4% of the shares outstanding), for which Price Associates serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

                                 --------------

    The following table sets forth information as of March 28, 2003, with respect to the shares of Common Stock beneficially owned by each of the nominees and directors, each of the named executives, and all directors and executive officers of the Company as a group:

                                                              NUMBER OF SHARES
                                                               AND NATURE OF     PERCENT OF
                    INDIVIDUAL OR GROUP                          OWNERSHIP       CLASS(a)(b)
                    -------------------                          ---------       -----------
E.L. Hutton.................................................       433,601(c)        1.1%
                                                                   607,215(d)
                                                                     3,408(e)

J.F. Gemunder...............................................     1,053,020(c)        3.4%
                                                                 2,186,750(d)
                                                                    14,913(f)

T.E. Bien...................................................       131,004(c)
                                                                   145,250(d)

C.H. Erhart, Jr.............................................        31,443(c)

D.W. Froesel, Jr............................................       204,596(c)
                                                                   266,750(d)

C.D. Hodges.................................................       247,926(c)
                                                                   322,513(d)

P.E. Keefe..................................................       237,506(c)
                                                                   329,250(d)

S.E. Laney..................................................        84,973(c)
                                                                   113,510(d)

A.R. Lindell, DNSc, RN......................................         5,732(c)

S. Margen, M.D..............................................        24,356(c)

K.J. McNamara...............................................         5,158(c)

                                                  (table continued on next page)

(table continued from previous page)

                                                              NUMBER OF SHARES
                                                               AND NATURE OF     PERCENT OF
                    INDIVIDUAL OR GROUP                          OWNERSHIP       CLASS(a)(b)
                    -------------------                          ---------       -----------
J.H. Timoney................................................        12,309(c)
All directors, nominees, and executive officers as a group       2,481,854(c)        6.6%
  (14 persons)..............................................     4,010,488(d)
                                                                     3,408(e)
                                                                    14,913(f)

---------

(a) Under applicable Securities and Exchange Commission regulations, shares are treated as 'beneficially owned' if a person has or shares voting or dispositive power with respect to those shares or has a right to acquire the shares within 60 days of March 28, 2003. Unless otherwise indicated, sole voting power and sole dispositive power are exercised by the named person. In calculating 'Percent of Class' for a person, shares which may be acquired within such 60-day period are treated as owned by the person and as outstanding shares.

(b)  Percent of Class is not shown if less than 1%.

(c) Shares held in individual capacity (or together with a member of his or her household) as to which such person has voting and dispositive powers (and includes shares allocated as of December 31, 2002 to the account of each named person or member of the group under the Company's Employees' Savings and Investment Plan and its Employee Stock Ownership
     Plan).

(d) Shares subject to outstanding options exercisable within 60 days from March 28, 2003.

(e) Mr. E.L. Hutton is a trustee of the E.L. Hutton Foundation, which holds 3,408 shares of Common Stock over which he holds both voting and dispositive powers.

(f)  Mr. Gemunder is a trustee of the Joel F. Gemunder
     Foundation, which holds 14,913 shares of Common Stock over which he holds both voting and dispositive powers.


            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Under Section 16(a) of the Securities Exchange Act of 1934, as amended, persons deemed to be executive officers of the Company, directors of the Company, and beneficial owners of more than 10% of the Common Stock are required to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. The Company believes that, during 2002, all such persons complied with these filing requirements. In making these statements, the Company has relied upon the facts of which it is specifically aware and, in the case of its directors and officers, upon their written representations.

                   REPORT OF THE AUDIT COMMITTEE OF THE BOARD

    The Audit Committee is comprised of four members of the Company's Board of Directors. Each member of the Audit Committee is independent as 'independence' is defined at Sections 303.01(B)(2)(a) and (B)(3) of the New York Stock Exchange's listing standards. The duties and responsibilities of the Audit Committee are set forth in the Audit Committee Charter, which the Board of Directors adopted on May 15, 2000 and was included as Appendix A to the Company's 2001 Proxy Statement. The Audit Committee, among other things, recommends to the Board of Directors (i) that the audited financial statements be included in the Company's Annual Report on Form 10-K and (ii) the selection of the independent accountants to audit the books and records of the Company.

    The Audit Committee has (i) reviewed and discussed the Company's audited financial statements for the year ended December 31, 2002 with the Company's management and with the Company's independent auditors; (ii) discussed with the Company's independent auditors the matters required to be discussed by SAS 61 (Codification for Statements on Auditing Standards); and (iii) received and discussed the written disclosures and the letter from the Company's independent auditors required by Independence Standards Board Statement No. 1 (Independence Discussions with Audit Committees). Based on such review and discussions with management and the independent auditors, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the U.S. Securities and Exchange Commission.

The Audit Committee:

   Charles H. Erhart, Jr., Chairman
   Sandra E. Laney
   Andrea R. Lindell, DNSc, RN
   John H. Timoney

              RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

    The Board of Directors has selected the firm of PricewaterhouseCoopers LLP as independent accountants for the Company and its consolidated subsidiaries for the year 2003. The Board engaged PricewaterhouseCoopers LLP
('PricewaterhouseCoopers') to audit Omnicare's consolidated financial statements and to perform certain other non-audit services.

    Aggregate fees for professional services rendered for the Company by PricewaterhouseCoopers for the years ended December 31, 2002 and 2001, were (in thousands):

                          FEES                               2002       2001
                          ----                               ----       ----
Audit....................................................  $  872.0   $  738.0
Audit-Related............................................   2,137.0    1,765.0
Tax......................................................      42.0       28.0
All Other................................................       0.0        0.0
                                                           --------   --------
    Total................................................  $3,051.0   $2,531.0
                                                           --------   --------
                                                           --------   --------

    Audit fees for the years ended December 31, 2002 and 2001, respectively, were for professional services rendered for the audits of the consolidated financial statements of the Company, as well as statutory audits, issuance of consents, income tax provision procedures and assistance with review of documents filed with the Securities and Exchange Commission.

    Audit-related fees for the years ended December 31, 2002 and 2001, respectively, were for assurance and related services primarily attributable to acquisition-related financial due diligence and agreed-upon procedures (including those for deferred payments and the Company's restructuring programs), as well as employee benefit plan audits and consultations concerning financial accounting and reporting standards.

    Tax fees for the years ended December 31, 2002 and 2001, respectively, were for services related to review of certain of the Company's benefit plans.

    There were no other fees incurred for the years ended December 31, 2002 and 2001.

AUDIT COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES

    The Company's Audit Committee has not yet adopted or enacted pre-approval policies and procedures for audit, audit-related, tax and other services. Therefore, the proxy disclosure does not include pre-approval policies and procedures and related information. The Company is early-adopting components of the proxy fee disclosure requirements. These disclosure requirements do not become effective until periodic annual filings for the first fiscal year ending after December 15, 2003.

    In engaging PricewaterhouseCoopers for these services, management considered whether the provision of these services was compatible with maintaining PricewaterhouseCoopers' independence.

    PricewaterhouseCoopers (and its predecessor) has acted as independent accountants for the Company and its consolidated subsidiaries since 1981. Although the submission of this matter to the stockholders is not required by law or the By-Laws of the Company, the selection of PricewaterhouseCoopers will be submitted for ratification at the Annual Meeting. The affirmative vote of a majority of the shares represented at the meeting is necessary to ratify the selection of PricewaterhouseCoopers. If the selection is not ratified at the meeting, the Board of Directors will reconsider its selection of independent accountants.

    It is expected that a representative of PricewaterhouseCoopers will be present at the Annual Meeting. Such representative will have the opportunity to make a statement if he or she desires to do so and will be available to respond to questions raised at the meeting.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION.

                             STOCKHOLDER PROPOSALS

    Any stockholder proposal intended to be considered for inclusion in the proxy materials for presentation at the 2004 Annual Meeting of Stockholders must be in writing and received by the Secretary of the Company not later than December 11, 2003. If any stockholder who intends to propose any other matter to be acted on at the 2004 Annual Meeting of Stockholders does not inform the Company of such matter by February 24, 2004, the persons named as proxies for the 2004 Annual Meeting of Stockholders will be permitted to exercise discretionary authority to vote on such matter even if the matter is not discussed in the proxy statement for that meeting.

                                 OTHER MATTERS

    As of February 24, 2003, the Company did not know of any other matter which will be presented for consideration at the Annual Meeting. However, if any other matter should come before the meeting, the persons named in the enclosed proxy (or their substitutes) will have discretionary authority to vote on the matter.

                            EXPENSES OF SOLICITATION

    The expense of soliciting proxies in the accompanying form will be borne by the Company. The Company will request banks, brokers and other persons holding shares beneficially owned by others to send proxy materials to the beneficial owners and to secure their voting instructions, if any. The Company will reimburse such persons for their expenses in so doing. In addition to solicitation by mail, officers and regular employees of the Company may, without extra remuneration, solicit proxies personally, by telephone or by telegram from some stockholders, if such proxies are not promptly received. The Company also expects to retain D. F. King & Co., Inc., a proxy-soliciting firm, to assist in the solicitation of such proxies at a cost that will not exceed $8,000 plus reasonable expenses.

                                         By Order of the Board of Directors
                                                Cheryl D. Hodges
                                                Secretary

April 11, 2003

                                   Appendix 1


PROXY
                                 OMNICARE, INC.
                          100 E. RiverCenter Boulevard
                            Covington, Kentucky 41011

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS, MAY 19, 2003

The undersigned hereby appoints E. L. Hutton, J. F. Gemunder and C.D. Hodges as Proxies, each with the power to appoint a substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of Omnicare, Inc. held of record by the undersigned as of March 28, 2003 at the Annual Meeting of Stockholders to be held on May 19, 2003, or at any adjournment thereof.

Election of Directors

Nominees:
Edward L. Hutton              David W. Froesel, Jr.         Cheryl D. Hodges
Joel F. Gemunder              Sandra E. Laney               Patrick E. Keefe
Charles H. Erhart, Jr         Andrea R. Lindell, DNSc       Sheldon Margen, M.D
John H. Timoney

                   (Continued and to be signed on other side)

--------------------------------------------------------------------------------

 X   Please mark your votes as in this example.
---
1. Election of Directors
(Please see reverse)

               FOR ALL NOMINEES
         -----
               WITHHELD FROM ALL NOMINEES
         -----

                   -----------------------------------------------
                      For all nominees, except as written above
                  ---

2. To ratify the selection of independent accountants.

               FOR               AGAINST                   ABSTAIN
         -----             -----                     -----

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSALS (1) AND (2). When signed on behalf of a corporation, partnership, estate, trust, or other stockholder, state your title or capacity or otherwise indicate that you are authorized to sign. (Please sign exactly as name(s) appear at left) PLEASE MARK, SIGN, DATE AND RETURN PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Please sign this proxy exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, administrator, trustee or guardian, please give full title as such.

Signature:                    Date:              Signature:                Date:
          -------------------      -------------           ---------------       ------------